                                                                      EXHIBIT 23

                              CAMBREX CORPORATION

                       CONSENT OF INDEPENDENT ACCOUNTANTS

Cambrex Corporation:

     We consent to the incorporation by reference in the registration statements of Cambrex Corporation on Forms S-8 (File Nos. 33-22017, 33-21374, 33-37791, 33-81780, and 33-81782) of our report dated January 17, 1997, on our audits of the consolidated financial statements and financial statement schedule of Cambrex Corporation as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.

                                            COOPERS & LYBRAND L.L.P.

Parsippany, New Jersey
March 19, 1997